SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2003

Commission File Number 0-16986

ACCLAIM ENTERTAINMENT, INC.

(Exact name of the registrant as specified in its charter)

Delaware	38-2698904
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Acclaim Plaza, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

(516) 656-5000

(Registrant’s telephone number)

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ITEM 5.	OTHER EVENTS

Acclaim Entertainment, Inc. (the “Registrant”) has received notice from The Nasdaq Stock Market, Inc. (“Nasdaq”) indicating that, in accordance with Marketplace Rule 4310(c)(8)(D), the Registrant has been granted a 180 day extension, or until January 20, 2004, within which to regain compliance with the minimum $1.00 bid price per share requirement of The Nasdaq SmallCap Market.

In the notice, the Nasdaq staff noted that the Registrant meets the initial listing requirements for The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A) and is therefore being provided the 180 day extension in accordance with Marketplace Rule 4310(c)(8)(D). If at any time before January 20, 2004, the bid price of the Registrant ‘s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Nasdaq staff will provide notification that the Registrant complies with Marketplace Rule 4310(c)(8)(D).

The Nasdaq staff also noted that if compliance with Marketplace Rule 4310(c)(8)(D) cannot be demonstrated by January 20, 2004, Nasdaq will determine whether the Registrant meets the initial listing criteria under Marketplace Rule 4310(c)(2)(A). If the Registrant meets the initial listing criteria, Nasdaq will notify the Registrant that it has an additional 90 days in which to demonstrate compliance. Otherwise, Nasdaq will provide written notification that the Registrant ‘s securities will be delisted. At that time, the Registrant has the right to appeal such determination to a Nasdaq Listing Qualification Panel.

There can be no assurance that the Registrant will regain compliance with the minimum bid price requirement by January 20, 2004 or that an appeal to the Nasdaq Listing Qualification Panel would be successful.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description
99.1	Acclaim Entertainment, Inc. Press Release dated July 28, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCLAIM ENTERTAINMENT, INC.

Dated: July 28, 2003	By:	/S/ GERARD F. AGOGLIA

		Name:	Gerard F. Agoglia
		Title:	Chief Financial Officer

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